San Lotus Holding Inc. Announces 10 to 1 Reverse Stock Split; Amendment to bylaws; and Adopted Relevant Corporate Measures required by National Securities Exchange.

San Lotus Holding Inc. (OTCBB: SLOT; "San Lotus", the "Company" or "we"), today announced followings:

10 to 1 Reverse Stock Split.

The Board of Directors of the Company approves a reverse stock split of its shares of common stock at a ratio of 10 to 1 (the Reverse Stock Split"). The Reverse Stock Split will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on October 17, 2014, whereupon the shares of common stock will begin trading on a split-adjusted basis. Upon effectiveness of the Reverse Stock Split, the Company's trading symbol will change to "SLOTD" for a period of 20 business days, after which the "D" will be removed from the Company's trading symbol, which will revert to the original symbol of "SLOT". In connection with the Reverse Stock Split, the Company's CUSIP number will change to79854T 206.

As a result of the Reverse Stock Split, the Company's authorized shares of common stock will decrease to approximately 150,000,000 post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 1,500,000,000 pre-split shares.

As a result of the Reverse Stock Split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of shares of common stock held by such stockholder immediately prior to the Reverse Stock Split , divided by (ii) 10. The Reverse Stock Split is intended to increase market awareness of the Company's common stock and position the Company for potential future listing of its common stock on a national securities exchange.

The reverse split will reduce the number of shares of the Company's common stock outstanding from approximately 836,820,542 to approximately 83,682,054. Proportional adjustments will be made to the Company's authorized shares and outstanding common stock equivalents. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

The Company's Stockholders are holding their shares in electronic form at brokerage firms. Accordingly, they do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Currently, the Company does not have any shares of preferred stock authorized, issued or outstanding. And, currently, the Company does not have any outstanding warrants and/or options to purchase the Company's securities.

Amendment to bylaws

The Board of Directors of the Company approves to effect the amendment to its bylaws as "Any issuance of shares of the Corporation shall be book-entry only, and the Corporation shall not issue any certificate for its shares."

Adopted Relevant Corporate Measures required by National Securities Exchange

The Board of Directors of the Company approves to form following committees:

1.       Audit Committee consisted of following Independent Directors:

     Wu, Tsung Lun;

     Kwong, Edwin; and

     Lai, Chia Ling

2.       Nomination Committee consisted of following Independent Directors:

     Yueh, Jung Lin;

     Kwong, Edwin; and

     Chang, Kai

3.       Compensation Committee consisted of following Independent Directors:

     Wu, Tsung Lun;

     Kwong, Edwin; and

     Chang, Kai

The Board of Directors of the Company also approves to adopt following charters applicable to the committees above and the Code of Conduct applicable to all directors, officers, and employees:

     Audit Committee Charter;

     Nomination Committee Charter; and

     Compensation Committee Charter

For additional information regarding the Reverse Stock Split; amended bylaws; and Relevant Corporate Measures required by National Securities Exchange, reference is made to San Lotus' Current Report on Form 8-K dated October 3, 2014, as filed with the Securities and Exchange Commission on October 8, 2014.

About San Lotus Holding Inc.

We are a development stage company that plans to market global travel products to the retiring baby boomer generation in the Asian markets. We are in the initial stages of opening a travel agency in Taiwan, Republic of China. For more information on San Lotus Holding Inc. please visit us at www.sanlotusholding.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern San Lotus' operations, economic performance and financial condition and are based largely on San Lotus' beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of San Lotus to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in San Lotus' Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in San Lotus' subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and San Lotus assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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